                                                                    EXHIBIT 10.1

                                 Amendment No. 1




AMENDMENT NO. 1 dated as of December 1, 2000 (this AMENDMENT NO. 1) between:
GREKA AM, INC., a corporation duly organized and validly existing under the laws of the State of Colorado (the BORROWER); GREKA ENERGY CORPORATION, a corporation duly organized and validly existing under the laws of the State of Colorado (the GUARANTOR or GREKA ENERGY); CIBC, INC., as lender (the LENDER), CANADIAN IMPERIAL BANK OF COMMERCE (CIBC), as administrative agent (the AGENT) and CIBC WORLD MARKETS CORP., as arranger (the ARRANGER).

WHEREAS

The Borrower, the Guarantor, the Lender, the Agent and the Arranger are parties to a Credit and Guarantee Agreement dated as of June 19, 2000, as amended by a letter agreement dated August 18, 2000 (as in effect on the date hereof, the CREDIT AGREEMENT), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lender to the Borrower in an aggregate principal amount not exceeding $47.5 million;

the Borrower and the Guarantor wish to extend the Maturity Date (as defined in the Credit Agreement); and

the Borrower, the Guarantor, the Lender, the Agent and the Arranger wish to amend the Credit Agreement in certain other respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be amended as follows effective immediately on the date hereof upon the execution and delivery of this Amendment No. 1 by the parties hereto:

A. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement, as amended hereby and as the same may from time to time be further amended or supplemented.

B. The definition of MATURITY DATE in the Credit Agreement is amended by replacing the reference therein to "December 1, 2000" with "February 28, 2001".

C. The definition of MAXIMUM AVAILABLE AMOUNT in the Credit Agreement is deleted and replaced as follows:

         MAXIMUM AVAILABLE AMOUNT means, (i) for the period from December 1, 2000 to but excluding December 29, 2000, $9,700,000; (ii) for the period from and including December 29, 2000 to but excluding January 31, 2001, $8,700,000; and (iii) for the period from and including January 31, 2001 through the Maturity Date, $7,700,000, in each case as such amount may be reduced from time to time pursuant to Section 2.2 or terminated pursuant to Section 9.3.

D. The reference in Section 2.7 of the Credit Agreement to "$14,200,000" is deleted and replaced with "$9,700,000".

E.       Section 6.3 of the Credit Agreement is deleted in its entirety.

Section 3. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor represents and warrants to the Lender, the Agent and the Arranger that
(a) (unless specifically limited to an earlier date) the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on and as of the date hereof with the same force and effect as if made on and as of such date, and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 1 and (b) no Default has occurred and is continuing and neither the Borrower nor the Guarantor are in violation of any law or governmental regulation or court order or decree except for such violations as could not reasonably be expected to have a Material Adverse Effect.

Section 4. CONDITIONS PRECEDENT. As provided in Section 2, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

A. EXECUTION BY ALL PARTIES. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

B. DOCUMENTS. The Agent shall have received the following documents, which shall be satisfactory to the Agent in form and substance:

             (i) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor (A) that since June 19, 2000, there have been no changes to the charter and by-laws (or equivalent documents) of each Obligor and (B) as to all corporate authority for such Obligor (including, without limitation, board of director resolutions) with respect to the execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended hereby and the extensions of credit under the Credit Agreement as amended hereby and each other document to be delivered by such Obligor from time to time in connection with the Credit Agreement as amended hereby (and the Lender, the Agent and the Arranger may conclusively rely on such certificate until it receives notice in writing from the relevant Obligor to the contrary); and

            (ii) sufficient copies of Amendment No. 1 to the Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Agreement dated as of December 1, 2000, signed by the Borrower, for filing in each of the counties and parishes where the Mortgage was filed.

Section 5. FEES; EXPENSES. The Obligors agree to pay all reasonable out-of-pocket costs and expenses of the Lender, the Agent and the Arranger (including, without limitation, the reasonable fees and expenses of Freshfields Bruckhaus Deringer LLP, special New York counsel to the Agent and any local counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment No. 1.

Section 6. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


GREKA AM, INC.,
  as Borrower

By /s/ Randeep S. Grewal
   -------------------------------------
   Title: Ch., CEO & President

GREKA ENERGY CORPORATION,
  as Guarantor

By /s/ Randeep S. Grewal
   -------------------------------------
   Title: Ch., CEO & President

CIBC, INC.,
  as Lender

By /s/ Ian Schottlaender
   -------------------------------------
   Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE,
  as Agent

By /s/ Ian Schottlaender
   -------------------------------------
   Title: Managing Director

CIBC WORLD MARKETS CORP.,
  as Arranger

By /s/ Ian Schottlaender
   -------------------------------------
   Title: Managing Director